UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 26, 2006
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

000-20989	41-1719250
(Commission File No.)	(IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
2718 Summer Street NE
Minneapolis, Minnesota 55413-2820
(Address of principal executive offices)
612-378-1180
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
On April 26, 2006, we entered into an agreement with Sam B. Humphries relating to his resignation as President and Chief Executive Officer. Under the terms of the agreement, Mr. Humphries receives his base salary and Company-provided benefits through April 26, 2006. He is not entitled to any severance payments. Mr. Humphries has agreed to remain on the Company’s Board of Directors, subject to the right of the remaining directors to remove him by a majority vote, and to recuse himself from any deliberations or votes relating to any future relationship between the Company and his new employer, HealthTronics, Inc. The agreement further outlines the scope of Mr. Humphries’ noncompetition agreement with the Company, which includes prohibiting Mr. Humphries (and, consequently, HealthTronics, Inc.) from engaging in any business activities relating to the diagnosis or treatment of urinary and fecal voiding dysfunctions or initiating or entering into any agreement or other arrangement with a third party relating to the diagnosis or treatment of urinary or fecal voiding dysfunctions.
Also, on April 26, 2006, we amended the employment and consulting agreement of our Chairman Daniel G. Holman, under the terms of which he has agreed to act as our interim President and Chief Executive Officer. Mr. Holman is entitled to receive a special consulting fee in the amount of $8,333.33 monthly for his services as interim President and Chief Executive Officer. In addition, he is also entitled to receive a cash bonus in the amount of $50,000 on the date that the Company’s stockholders’ equity reaches at least $4,000,000 in excess of our stockholders’ equity on March 31, 2006; provided, however, that Mr. Holman is serving as Interim President and Chief Executive Officer on that date. In addition, the agreement modifies the noncompetition arrangement in his employment and consulting agreement.
Item 1.02 Termination of a Material Definitive Agreement
On April 26, 2006, Sam B. Humphries resigned as our President and Chief Executive Officer, thus terminating his employment agreement with the Company dated January 1, 2005. As discussed above, the employment agreement contains non-competition and non-solicitation covenants, which apply for one year after his resignation.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 26, 2006, Sam B. Humphries resigned as our President and Chief Executive Officer. Daniel G. Holman was appointed to serve as Interim President and Chief Executive Officer.
Item 9.01 Exhibits

Number	Description

99.1	Press release dated April 26, 2006.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: April 27, 2006

UROPLASTY, INC.
By:	/s/ DANIEL G. HOLMAN
Daniel G. Holman
Interim President and Chief Executive Officer